Exhibit 4.1

THE OFFER AND SALE OF SHARES OF COMMON STOCK IN KAYNE DL 2021, INC.

SUBSCRIPTION BOOKLET

FOR

SHARES

IN

KAYNE DL 2021, INC.

(a Delaware Corporation)

CAREFULLY REVIEW AND FOLLOW THE SUBSCRIBER’S INSTRUCTION SHEET IMMEDIATELY FOLLOWING THIS COVER PAGE

NOTE TO INVESTORS:

Please note that Kayne DL 2021, Inc., reserves the right to obtain, and that you will be required to provide, additional information and documentation if you are not a U.S. person (as defined below) and, accordingly, do not provide a U.S. Internal Revenue Service (“IRS”) Form W-9. Please contact Investor Relations for additional information in this regard.

INSTRUCTIONS TO SUBSCRIBERS

These instructions are provided to assist you with completing the attached Subscription Agreement. The Subscription Agreement is complicated, so we encourage you to go one step at a time with these instructions as your guide.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING YOUR SUBSCRIPTION, PLEASE CONTACT THE FOLLOWING:

Investor Relations (310) 284-5591

Email: InvestorRelations@kaynecapital.com

A. SUBSCRIPTION AGREEMENT/POWER OF ATTORNEY

To subscribe, please follow these steps:

1.	Read and execute Subscription Agreement.

2.	Complete Attachment I (Account Information).

3.	If applicable, complete Attachment II (Names and Addresses of Shareholders, Partners or Members).

4.

IRS Form(s) W-9 and/or W-8: If you are a “U.S. person”[1] for U.S. federal income tax purposes, complete, sign and date IRS Form W-9 in accordance with the instructions accompanying the form. If you are not a “U.S. person” for U.S. federal income tax purposes, complete and sign the appropriate IRS Form(s) W-8 (together with all appropriate attachments) in accordance with the instructions accompanying the appropriate form to certify your non-U.S. tax status. See Attachment III for more information.

5.	If applicable, complete Attachment IV (Additional Contacts)

6.	Provide applicable documents listed on Attachment V (Required Documentation).

7.	Read Attachment VI (Privacy Notice).

[1]

As set forth in the instructions to IRS Form W-9, a “U.S. person” generally includes (i) a citizen or resident of the United States, (ii) a partnership, corporation or other entity created or organized under the laws of the United States, any State thereof or the District of Columbia, and (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

THE SUBSCRIPTION AGREEMENT AND ATTACHMENTS, WHERE APPLICABLE, SHOULD BE DELIVERED TO

Kayne DL 2021, Inc.

c/o Kayne Anderson Capital Advisors, L.P.

811 Main Street, 14th Floor

Houston, Texas 77002

Attention: Investor Relations

B. PAYMENT OF CAPITAL CONTRIBUTIONS

Each of the BDC Capital Contributions required to be paid under the Subscription Agreement must be paid by wire transfer in same day funds in accordance with the terms thereof and the account instructions set forth in the applicable capital call notice.

END OF INSTRUCTIONS

KAYNE DL 2021, INC.

(a Delaware Corporation)

SUBSCRIPTION AGREEMENT/POWER OF ATTORNEY

THE SHARES OF COMMON STOCK REFERRED TO IN THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES OF COMMON STOCK ARE BEING OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(A)(2) OF THE SECURITIES ACT AND/OR PURSUANT TO REGULATION D, RULE 506, THEREUNDER. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED ON ANY ASPECT OF THE OFFERING OF SUCH SHARES OF COMMON STOCK AND ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

A PURCHASER OF SHARES OF COMMON STOCK SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THERE IS NO OBLIGATION OF THE ISSUER TO REGISTER THE SHARES OF COMMON STOCK UNDER THE SECURITIES ACT OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.

KAYNE DL 2021, INC.

SUBSCRIPTION AGREEMENT/POWER OF ATTORNEY

TO:	Kayne DL 2021, Inc.

c/o Kayne Anderson Capital Advisors, L.P.

811 Main Street, 14th Floor, Houston, Texas 77002

Ladies and Gentlemen:

THIS SUBSCRIPTION AGREEMENT / POWER OF ATTORNEY (together with all attachments, the “Subscription” or the “Subscription Agreement”) is entered into by Kayne DL 2021, Inc., a Delaware corporation (the “Company”), and the undersigned in connection with the purchase of shares of common stock in the Company (the “Shares”).

Kayne DL 2021, Inc., was formed as a Delaware corporation pursuant to Delaware General Corporation Law. KA Credit Advisors II, LLC is the investment manager of and the administrator to the Company (the “Investment Manager”); the Company is to be operated in accordance with its charter and bylaws (“Organizational Documents”), as amended; the Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through debt investments in middle-market companies, all as is more fully set forth in registration statement on Form 10, once becoming effective, and any related or associated disclosure document or memorandum, as it may be modified or amended and any applicable attachments/exhibits thereto (collectively, the “Memorandum”) previously furnished to the undersigned. The minimum amount for which any person may subscribe for an interest in the Company is $2 million; however, the Company may, in its discretion, accept subscriptions for lesser amounts. Each investor must be an “accredited investor,” as such term is defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and a “qualified purchaser,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

1. The Company

If the undersigned’s subscription is accepted by the Company, the undersigned will become a stockholder of the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Memorandum.

2. Subscription and Acceptance of Subscription.

(a) Subject to the terms and conditions hereof, the undersigned (the “Purchaser” or “Investor”) hereby tenders this Subscription whereby the undersigned irrevocably commits and agrees to contribute to the Company, in cash, an amount (the “Commitment”) equal to the amount set forth on Attachment I as consideration for Shares, portions of such Commitment to be contributed in immediately available funds on an as-needed basis at such time as the Investment Manager in its sole and absolute discretion shall determine, in all cases in accordance with, and subject to the limitations set forth in, the Memorandum (all amounts actually drawn down, the “BDC Capital Contributions”).

(b) All BDC Capital Contributions shall be paid by the undersigned to the Company by wire transfer of same day funds on the day specified for such payment in the written notice to be delivered by the Company pursuant to the Memorandum.

(c) The undersigned shall have no right to any interest income earned on any Capital Contribution.

(d) The undersigned understands that the Commitment is not binding on the Company until accepted by the Investment Manager. The Investment Manager shall have the right to accept or reject this Subscription, in whole or in part, in its sole and absolute discretion.

(e) Subject only to the acceptance of the Investment Manager, the undersigned hereby agrees to adhere to and be bound by the Company’s Organizational Documents.

(f) In the event that the Purchaser is permitted by the Company to make an additional Commitment to purchase Shares on a date after its initial subscription has been accepted, the Purchaser shall be required to enter into an addendum to this Subscription Agreement covering such additional Commitment.

(g) The Company may enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other purchasers (the “Other Purchasers”), providing for the sale to the Other Purchasers of Shares at other Closings. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Purchaser and the Other Purchasers are separate sales. Notwithstanding anything to the contrary set forth in this section, the Company shall not seek to raise additional Commitments from Other Purchasers that are unaffiliated with the Investor without the prior consent or approval of the holders of the majority of the Company’s then outstanding Shares.

(h) The closing of the subscription for and commitment to purchase by the Purchaser of Shares shall take place at the offices of the Investment Manager on the date that this Subscription Agreement (having been also signed by the Purchaser) has been accepted by the Company (the date of such acceptance, which shall be indicated on the Company Acceptance provided to the Purchaser, being hereinafter referred to as the “Closing Date”). On the date of the receipt of the Purchaser’s first Drawdown Purchase (as defined below), assuming the Closing has taken place, the Purchaser shall be registered as a stockholder of the Company (each a “Stockholder” and together, the “Stockholders”).

(i) A Stockholder that holds or owns more than 5% of the Company’s Shares agrees to furnish information reasonably requested by the Company listing such Stockholder’s affiliates (an affiliate is generally a person 5% or more of whose outstanding voting securities are directly or indirectly owned or held by a Stockholder).

3. Drawdowns

(a) The Purchaser agrees to purchase Shares for an aggregate purchase price equal to its Commitment, payable at such times and in such amounts as required by the Company. The Purchaser shall be required to fund a capital contribution to purchase Shares (a “Drawdown Purchase”) each time the Company delivers a notice (the “Drawdown Notice”) to the Purchaser. Drawdown Notices shall be delivered at least 10 Business Days prior to the date on which payment will be due (each, a “Drawdown Date”) and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Purchaser to purchase Shares on such Drawdown Date. Drawdown Purchase Price will be at least equal to net asset value, or NAV, per share in accordance with the limitations under Section 23 of the Investment Company Act of 1940 (“Investment Company Act”). No Purchaser shall be required to invest more than the total amount of its Commitment. “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(b) On the Drawdown Date, the Company shall issue to the Purchaser a number of Shares equal to the amount of the Drawdown Purchase Price funded by the Purchaser on the applicable Drawdown Date divided by the per share price determined by the Board or an appropriately designated committee. For the avoidance of doubt, the Company shall not issue Shares for any portion of the Purchaser’s Commitment that has not been paid to the Company and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Commitment”).

(c) The Company may draw down Commitments to make investments at any time during the period after the initial closing, which is expected to occur immediately prior to the Company’s election to be treated as BDC under the Investment Company Act (the “Initial Closing”). Upon the conclusion of the five-year period after the Initial Closing (the “Commitment Period”), investors will be released from any further obligation to purchase additional Shares with respect to a Commitment, except to the extent necessary to (a) pay the Company expenses, including management fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, in each case to the extent they relate to the Commitment Period, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies that, in the aggregate, do not exceed 20% of total commitments, (d) fund obligations under any guarantee or indemnity made by the Company during the Commitment Period and/or (e) fund any defaulted commitments. In addition, notwithstanding the foregoing, upon providing 60 days’ notice to the Company, holders of the majority of the Company’s then outstanding Shares may terminate the Commitment Period following the second anniversary of the Initial Closing. Upon conclusion of the Commitment Period (the “Initial Term”), the Company will cease making new investments and commence an orderly disposition of its investments, unless holders of the majority of the Company’s then outstanding Shares vote to extend the Initial Term. During the Commitment Period, no investor will be permitted to sell, assign, transfer or otherwise dispose of its shares of common stock or Commitment unless the Company provides its prior written consent, which shall not be unreasonably withheld, and the transfer is otherwise made in accordance with applicable law; provided however a Commitment or shares of common stock may be transferred to an Investor affiliate.

(d) In the event that the Company enters into a Subscription Agreement with one or more Investors after the Initial Closing, each such Investor will be required to make purchases of Shares (each, a “Catch-up Purchase”) on one or more dates to be determined by the Company. The aggregate purchase price of any Catch-up Purchase will be equal to an amount necessary to ensure that, upon payment of the aggregate purchase price, such Investor will have contributed the same percentage of its Commitment to the Company as all Investors whose subscriptions were accepted at previous closings. Catch-up Purchases will be made at a price as determined by the Company’s Board of Directors as of the end of the most recent calendar quarter or such other date as determined by the Board prior to the date of the applicable Drawdown Notice, or such other date as may be required to comply with the provisions of the Investment Company Act. In order to more fairly allocate organizational expenses among all of the Investors, Investors subscribing after the initial drawdown will be required to pay a price above net asset value reflecting a variety of factors, including, without limitation, the total amount of the Company’s organizational and other expenses.

4. Pledging.

(a) The Purchaser specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Purchaser (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, transfer its right to draw down Commitments from the Purchaser and the Company’s right to receive the Drawdown Purchase Price (and any related rights of the Company), to lenders or other creditors or holders of other obligations or guarantees of the Company, in connection with any indebtedness, guarantee or surety of the Company (such right of the Company with respect to the Purchaser and Other Purchasers, collectively, the “Assigned Rights”); provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3; provided, further, that, for the avoidance of doubt, the Company may exclude from such Assigned Rights all or a portion of the Assigned Rights of any Purchasers that are officers or directors of the Company and certain other persons, to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended.

(b) The Purchaser specifically agrees and consents that the Company may, in each case subject to such other conditions as the Company may reasonably determine, (i) authorize any lender or other creditors or holders of other obligations or guarantees of the Company, including any agent or trustee acting on their behalf, as agent and on behalf of the Company, or in such other capacity as the Company may specify (A) to exercise from time to time Assigned Rights, (B) to issue Drawdown Notices and to require all or any portion of Purchaser’s Undrawn Commitment to be contributed to the Company for purposes of paying such funds to a lender or other creditor or holders of other obligations or guarantees, including by payment to an account or accounts pledged to a lender, a creditor or such holder, (C) to exercise any right or remedy of the Company under this Subscription Agreement in respect of any Assigned Rights or in respect of any Drawdown Notice, capital contributions or Undrawn Commitment, and (D) to enforce obligations of the Purchaser and the Other Purchasers under their respective Subscription Agreements, and (ii) take any other action the Company reasonably determines to be necessary for the purpose of providing such Assigned Rights (collectively, clauses (i) and (ii), the “Lender Powers”); provided that any exercise of such Lender Powers with respect to Purchaser shall be made in accordance with this Subscription Agreement. In addition, the Company is hereby authorized to provide to or receive from any lender or other creditors or holders of other obligations or guarantees, including any agent or trustee acting on their behalf, financial information related to the Purchaser and other documentation reasonably and customarily required to incur or assume such indebtedness, subject to applicable law and in connection therewith, each Purchaser hereby agrees to cooperate with the Company with respect to the provision of such information and documentation.

(c) To facilitate the Company’s ability to incur and maintain borrowings or other financings or similar obligations and to otherwise make available Assigned Rights and/or the right to exercise any Lender Power for such borrowings or other financings or similar obligations, the Purchaser acknowledges and agrees that: (i) in the event of a failure by Purchaser or any Other Purchaser to pay all or any portion of the purchase price due from Purchaser or such Other Purchaser, as applicable, on any Drawdown Date, in addition to the Lender Powers, the related creditor or lender may issue additional Drawdown Notices in order to make up any deficiency caused by the failure to fund the Drawdown Purchase Price and Purchaser’s ownership in the Company may be diluted as a result, provided that, for the avoidance of doubt, Purchaser shall not be required to fund more than its Undrawn Commitments, (ii) its obligation to fund Drawdown Notices is irrevocable, and shall be without setoff, counterclaim or defense, including any defense under Section 365(c) of the U.S. Bankruptcy Code, and (iii) it has received full and adequate consideration on the date hereof for its subscription for Shares, and any defense of non-consideration or similar defenses for its subscription are hereby irrevocably waived, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value.

(d) The Investment Manager confirms that (i) the Investor shall not be obligated in connection with any borrowing by the Company, to (A) provide, execute or deliver any guaranty, warranty or indemnity, (B) deliver financial information to the Investment Manager or any lender which is not generally available to the public, or (C) execute or deliver any document, agreement, instrument or certificate which is inconsistent with the Investor’s rights and obligations under the Subscription Agreement, the Organizational Documents, or applicable law, including ERISA; and (ii) the Investor shall not be obligated to provide for the benefit of any lender under any borrowing by the Company any opinions of counsel.

(e) Notwithstanding anything herein to the contrary, any lender or other person granted a lien with respect to any of the Assigned Rights and/or the right to exercise any Lender Power shall be intended beneficiary of this Subscription Agreement and shall be entitled to enforce the provisions of this Section.

5. Dividends.

As more fully described in the Memorandum, the Company generally intends to distribute on a quarterly basis, out of assets legally available for distribution, substantially all of its available earnings in such amount so the Company will not have to pay corporate-level income tax, subject to the discretion of the Board.

The Company shall provide at least five (5) Business Days’ notice prior to the payment date of any distribution to a Stockholder. Distributions shall consist of cash or cash equivalents, except that the Company may make distributions of assets in kind to a Stockholder with the prior consent of such Stockholder.

6. Remedies upon Drawdown Purchase Default.

In the event that the Purchaser fails to pay all or any portion of the Drawdown Purchase Price due from the Purchaser on any Drawdown Date (such amount, together with the amount of the Purchaser’s Undrawn Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten Business Days, then the Company shall be permitted to declare the Purchaser to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Purchaser” and, collectively with any Other Purchasers declared to be in default, the “Defaulting Stockholders”) and shall be permitted to pursue one or any combination of the following remedies:

(a) Company may prohibit the Defaulting Purchaser from purchasing additional Shares on any future Drawdown Date.

(b) The Company may offer up to 100% of the Defaulting Purchaser’s Shares first, to the Other Purchasers (other than any other Defaulting Stockholders) and if such Other Purchasers do not purchase all of such offered Shares, to third parties for purchase at a price equal to the lesser of the net asset value of such Shares on the relevant trade date or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Purchaser if the Other Purchasers or third parties agree to assume the related Commitment with respect to such Shares of the Defaulting Purchaser, including any portion then due and unpaid, and the Company pursuant to its authority under Section 12 of this Subscription Agreement may execute on behalf of the Defaulting Purchaser any documents necessary to effect the transfer of the Defaulting Purchaser’s Shares pursuant to this Section 6(b); provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Purchaser pursuant to this Section 6(b) in the event that such transfer would (i) violate the 1933 Act, the Investment Company Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code;

(c) The Company may pursue any other remedies against the Defaulting Purchaser available to the Company at law or in equity. No course of dealing between the Company and any Defaulting Stockholder and no delay in exercising any right, power or remedy conferred in this Section or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Company may in its discretion institute a lawsuit against the Defaulting Purchaser for specific performance of its obligation to pay any Drawdown Purchase Price and any other payments to be made by the Defaulting Purchaser pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Purchaser agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Subscription Agreement against the Purchaser sustained as a result of any default by the Purchaser and (ii) that any such payment shall not constitute payment of a Drawdown Purchase Price or reduce the Purchaser’s Commitment.

(d) The Purchaser further agrees that the Purchaser cannot and will not seek to enforce this Section 6 against the Company or any other investor in the Company.

7. Accredited Investor Status.

(a) Regulation D defines an “Accredited Investor” as any person coming within any one or more of the following categories. Please indicate the category or categories of Accredited Investor applicable to you on Attachment I.

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934 (“1934 Act”); any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(3) Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (not including such person’s primary residence nor indebtedness thereon, except to the extent such indebtedness exceeds the value of the residence);

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose Purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company;

(8) Any entity in which all of the equity owners are accredited investors;

(9) Any entity, of a type not listed in paragraphs (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the Commission will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940:

(i) With assets under management in excess of $5,000,000;

(ii) That is not formed for the specific purpose of acquiring the securities offered; and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

(b) In determining income, an individual should add to adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

8. Qualified Purchaser Status.

(a) The Investment Company Act defines a “Qualified Purchaser” as any person in any of the following categories. Please indicate the category or categories of Qualified Purchaser applicable to you on Attachment I.

(1) An individual (including any person subscribing with a spouse in a joint capacity, as community property or similar shared interest) that either individually or together with the spouse, owns Investments2 that are Valued3 at not less than $5,000,000;

(2) An entity that owns Investments that are Valued at not less than $5,000,000 and is owned directly or indirectly by two or more natural persons related as siblings, spouses (including former spouses) or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons;

(3) A trust not covered by clause (2) above and not formed for the specific purpose of acquiring Shares, as to which the trustee or other person authorized to make decisions with respect to the trust and each settlor or other person who has contributed assets to the trust is a person described in clause (1) or (2) above or clause (4) below;

(4) An entity, acting for its own account or the accounts of others described in clause (1), (2) or (3) above, this clause (4) or clause (5) below, that in the aggregate owns and invests on a discretionary basis Investments that are Valued at not less than $25,000,000; and

[2]	“Investments” means any of the following:

(A) Securities, as defined by Section 2(a)(1) of the Securities Act. Securities of an issuer that controls, is controlled by, or is under common control with the undersigned shall not be deemed Investments unless the issuer is:

(i) An investment company or a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act, a foreign bank or insurance company, an issuer of asset-backed securities that meets certain requirements or a commodity pool;

(ii) A company whose equity securities are listed on a national securities exchange, trade on Nasdaq or listed on a designated offshore securities market; or

(iii) A company with shareholders’ equity of not less than $50,000,000 (determined in accordance with GAAP) as reflected on the company’s most recent financial statements (provided such financial statements present information as of a date not more than 16 months preceding the investment in the Partnership).

(B) Real estate held for investment purposes (i.e., not for personal purposes, as a place of business or in connection with a trade or business).

(C) Commodity interests held for investment purposes.

(D) Physical commodities (with respect to which a commodity interest is traded) held for investment purposes.

(E) Financial contracts within the meaning of Section 3(c)(2)(B)(ii) of the Investment Company Act held for investment purposes.

(F) If the undersigned is a company that would be an investment company but for the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to the undersigned pursuant to a binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the undersigned upon demand by the undersigned.

(G) Cash and cash equivalents (including bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of insurance policies).

[3]

“Valued” means either the fair market value or cost of Investments net of the amount of any outstanding indebtedness incurred to acquire such Investments. In the case of commodity interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such commodity interests.

(5) An entity, all of the outstanding securities of which are owned by persons or entities described in clause (1), (2), (3) or (4) above or this clause (5).

9. Representations and Warranties of the Undersigned.

The undersigned hereby represents and warrants to the Company, and the Investment Manager as follows:

(a) The Shares are being acquired for the undersigned’s own account for investment, with no intention of distributing or selling any portion thereof nor with a view to any distribution thereof within the meaning of the Securities Act, and will not be transferred by the undersigned in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the undersigned has any interest in or any right to acquire the Shares. The undersigned understands and acknowledges that the Company will not have any obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned, except as provided for in the Memorandum;

(b) The undersigned’s financial condition is such that the undersigned is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of the undersigned’s entire investment in the Company;

(c) If the undersigned is a partnership, joint venture, corporation, or trust, (i) it is authorized and qualified to become a shareholder in, and to make BDC Capital Contributions equal to its Commitment to the Company and otherwise to comply with its obligations pursuant to the Company’s charter and bylaws, and (ii) the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

(d) If the undersigned is purchasing Shares as agent, representative or intermediary/nominee, or in any similar capacity for any other person, or is otherwise requested to do so by the Investment Manager, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Investment Manager. If requested by the Investment Manager the undersigned agrees to provide a letter of representation stating that (i) it is in compliance with its AML Policies, (ii) its AML Policies have been approved by counsel or internal compliance personnel who have been reasonably informed of the legal requirements and best practices for anti-money laundering policies and their implementation, and (iii) it has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies;

(e) The undersigned will promptly provide any additional documentation the Investment Manager may request in the future to the extent the Investment Manager determines necessary in order to comply with applicable anti-money laundering laws or policies or other applicable laws;

(f) The undersigned has received and read and understands and is familiar with the Memorandum, Organizational Documents and this Subscription Agreement, including the various risks and conflicts of interest of the Company, as well as the fees and other compensation to which the Company is subject;

(g) The undersigned acknowledges that the Investment Manager and its officers have made available all additional information which the undersigned has requested in connection with the transactions contemplated by the Memorandum and that no other person is authorized to make such information available; the undersigned has relied solely on the information contained in the Memorandum and no oral representations or warranties have been made to the undersigned by the Company, the Investment Manager, or any officer of each, other than as set forth in the Memorandum;

(h) The undersigned has been afforded an opportunity to ask questions of and receive answers from the Investment Manager and its officers concerning the terms of the Memorandum and the purchase of Shares and the opportunity to obtain any additional information (to the extent the Investment Manager and such officers have such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Investment Manager and its officers;

(i) The undersigned has investigated the acquisition of the Shares to the extent the undersigned has deemed necessary or desirable and the Investment Manager and its officers have provided the undersigned with any assistance he/she has requested in connection therewith;

(j) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of acquisition of Shares and of making an informed investment decision with respect thereto;

(k) The undersigned is aware that the undersigned’s rights to transfer the Shares are restricted by the Securities Act, applicable state securities laws, and the absence of a market for the Shares, and the undersigned agrees that the undersigned will not offer for sale, sell or otherwise transfer the Shares without complying with the provisions of the Organizational Documents, Memorandum, the Securities Act and state securities laws;

(l) The address set forth below is the undersigned’s true and correct residence, the undersigned is neither a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust nor a foreign estate, and the undersigned has no present intention of becoming a resident of any other jurisdiction;

(m) The undersigned understands that Shares have not been registered under the Securities Act or under any state securities laws in reliance on an exemption for private offerings, and the undersigned acknowledges that the undersigned is purchasing the Shares without being furnished any offering literature or prospectus other than the Memorandum;

(n) The undersigned understands that the Company intends to file or has filed an election to be treated as a business development company (“BDC”) under the Investment Company Act and intends to elect or has elected to be treated as a “regulated investment company” within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the undersigned shall be required to furnish certain information to the Company as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the undersigned is unable or refuse to provide such information directly to the Company, it understands that it shall be required to include additional information on its income tax return as provided in U.S. Treasury Regulation § 1.852-7;

(o) The undersigned: (i) is not registered or required to be registered as an “investment company” under the Investment Company Act; (ii) has not elected to be regulated as a BDC under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

(p) The undersigned has furnished (or, prior to the acceptance of this Subscription, will furnish) to the Investment Manager or its agents or affiliates, to the best of the undersigned’s knowledge and ability, any and all relevant information requested by the Company;

(q) If the undersigned is an entity, the undersigned hereby represents and warrants as set forth on Attachment I, Item 7. If the undersigned is an entity, (i) the names and addresses of the shareholders, members or partners are set forth on the list annexed hereto as Attachment II and (ii) the applicable documents required by Attachment V have been provided;

(r) If the undersigned is, or is acting on behalf of, a Plan Investor (as defined below) to induce the Company to accept this subscription, the undersigned hereby makes the following additional representations, warranties and covenants to the Company:

(i) The person executing this Subscription Agreement on behalf of the undersigned either is a “named fiduciary” (within the meaning of ERISA) of the undersigned, or is acting on behalf of a named fiduciary of the undersigned pursuant to a proper delegation of authority;

(ii) The person executing this Subscription Agreement on behalf of the undersigned represents and warrants on behalf of such person or the Investor, as applicable, as follows:

1. The undersigned is (i) an employee benefit plan within the meaning of Section 3(3) of Title I of ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans (a party described in (i) or (ii), a “Plan”), or (iii) any entity whose underlying assets include plan assets by reason of plans investing in such entity (a “Plan Asset Entity”) (collectively, (i), (ii) and (iii), a “Plan Investor”);

2. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereunder will not result in a breach or violation of any charter or organizational documents pursuant to which the undersigned was formed, or any statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over the undersigned or any of its assets, or in any material respect, any mortgage, indenture, contract, agreement or instrument to which the Investor is a party or otherwise subject; and

3. The investments in the Company are permitted by the constituent documents, policies, and procedures of the undersigned and such documents, policies, and procedures permit the Investor to invest in the Company which will engage in the investment program described in the Memorandum.

(iii) The undersigned is not in any way affiliated with (i.e., does not own or control, is not owned or controlled by, nor is under common ownership or control with) any person or entity which will receive compensation, directly or indirectly, from the Company;

(iv) The undersigned acknowledges and agrees that the decision to invest in the Company and the review of the terms of the Company must be made solely and independently by a fiduciary of the undersigned who has no affiliation with the Investment Manager or any of its affiliates or employees, without relying on any recommendation of the Investment Manager or any of its affiliates or employees as a primary basis for its decision;

(v) The appropriate fiduciaries of the undersigned have considered the investment in light of the risks relating thereto and fiduciary responsibility provisions of ERISA applicable to the undersigned and have determined that, in view of such considerations, the investment is appropriate for the Investor and is consistent with such fiduciaries’ responsibilities under ERISA, and the appropriate fiduciaries: (a) are responsible for the undersigned’s decision to invest in the Company, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that employee benefit plan investments be diversified so as to minimize the risk of large losses; (b) are independent of the Investment Manager and any of its affiliates and employees and of any person or entity which will receive compensation, whether directly or indirectly, from the Company; (c) are qualified and authorized to make such investment decision; and (d) in making such decision, have not relied on the recommendation of the Investment Manager or any of its affiliates or employees;

(vi) The undersigned through the appropriate fiduciaries has been given the opportunity to discuss the undersigned’s investment in the Company, and the structure and operation of the Company, with the Investment Manager and has been given all information that the undersigned or the appropriate fiduciaries have requested and which the undersigned or the appropriate fiduciaries deemed relevant to the undersigned’s decision to invest in the Company;

(s) If the undersigned is acquiring Shares with the assets of the general account of an insurance company, the undersigned represents, warrants and covenants that on each day the undersigned owns Shares either (i) the assets of such general account are not considered to be plan assets within the meaning of Department of Labor Regulations Section 2510.3-101 or Department of Labor regulations issued pursuant to Section 401(c)(1)(A) of ERISA, or (ii) the execution and delivery of this Subscription Agreement, and the acquisition and withdrawal of Shares, is exempt from the prohibited transaction rules of Section 406(a) of ERISA and Section 4975(c)(1)(A)—(D) of the Code by virtue of Department of Labor Prohibited Transaction Class Exemption 95-60 or some other exemption of such rules;

(t) By signing this Subscription Agreement, each undersigned that is either a Plan Asset Entity or is using the assets of an insurance company general account, hereby covenants that if, after its initial acquisition of Shares, at any time during any calendar month the percentage of the assets of such general account or Plan Asset Entity, as applicable, that constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code exceeds the percentage specified by the undersigned in Question 11(c)(iv) of Attachment I, then such undersigned shall promptly notify the Investment Manager of such occurrence and the Investment Manager may require the Investor to redeem or dispose of some or all of such Shares;

(u) The undersigned has full power and authority to make the representations and warranties referred to herein, and to purchase the Shares pursuant to the Memorandum, and to execute and deliver this Subscription Agreement, and if the undersigned is an entity, the partner, officer or trustee executing this Subscription Agreement represents and warrants that he or she has full power and authority from all of the partners, the board of directors or all of the trustees of such entity, as the case may be, to execute this Subscription Agreement on behalf of such entity and that the purchase of Shares is not prohibited by the governing documents of the entity or any applicable laws;

(v) The undersigned acknowledges and is aware of the following:

(i) The Company has no operating history; and an investment in the Shares is speculative and involves a high degree of risk of loss of the entire investment in the Company;

(ii) The Investor understands that the offering and sale of Shares is intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions. The Investor will not, directly or indirectly, transfer, assign, sell or pledge all or any part of any Shares acquired by the Investor (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such Shares) except in accordance with (i) the registration provisions of the 1933 Act or an exemption from such registration provisions and (ii) any applicable state or non-U.S. securities laws. The Investor understands that the Investor must bear the economic risk of the Investor’s investment in the Shares for an indefinite period of time because, among other reasons, the offering and sale of Shares has not been registered under the 1933 Act and, therefore, the Shares cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the 1933 Act or an exemption from such registration is available;

(iii) The Investor may not transfer any of its Shares unless the transfer is made in accordance with applicable securities laws and is otherwise in compliance with the transfer restrictions set forth in the Memorandum. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company; and

(iv) No state or federal agency or other governmental authority has made any finding or determination as to the fairness of the terms of the offering and sale of Shares;

(w) The Investor agrees to provide the Company any information it reasonably requests in order for the Company to comply with the Foreign Account Reporting Regimes. The Investor consents to the use of any information provided by the Investor for purposes of complying with the Foreign Account Reporting Regimes. Without limiting the generality of the foregoing, the Investor agrees to waive any provision of non-U.S. law that, absent such waiver, would prevent any reporting of information required by the Foreign Account Reporting Regimes, or would otherwise prevent compliance by the Company with its obligations under the Foreign Account Reporting Regimes. “Foreign Account Reporting Regimes” means the Foreign Account Tax Compliance provisions enacted as part of the U.S. Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code and any successor provisions, and all rules, regulations and other guidance issued thereunder, and all administrative and judicial interpretations thereof; any intergovernmental agreements between the United States and any jurisdiction relating to such Code sections, and any laws, rules or regulations pursuant to such an agreement; and any legislation, regulations or guidance enacted in any jurisdiction, or any intergovernmental agreements between any two or more jurisdictions, which seeks to implement similar tax reporting and/or withholding tax regimes, including the Organization for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information for Tax Matters – the Common Reporting Standard and any associated legislation, regulations or guidance.

(x) The information set forth in Attachment I, which shall be considered an integral part of this Subscription Agreement (including, without limitation, any IRS Forms W-9 or any successor forms), is accurate and complete as of the date hereof, and the undersigned will promptly notify the Company of any change in such information. The undersigned consents to the disclosure of any such information, and any other information furnished to the Investment Manager or the Company, to any governmental authority, self-regulatory organization or, to the extent required by law or deemed (subject to applicable law) by the Company or the Investment Manager to be in the best interest of the Company to any other person. The tax representations, warranties and covenants made by the Investor in this Subscription Agreement are true, accurate and correct as of the date hereof and shall survive such date;

(y) The undersigned represents and warrants that neither it, nor any holder of any beneficial interest in the Shares (each, a “Beneficial Interest Holder”), and, if the undersigned represents an entity, no Related Person4 is:

[4]

A “Related Person” is, with respect to any entity, an interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that, in the case of an entity that is a Publicly Traded Company or a Qualified Plan, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such Publicly Traded Company and beneficiaries of such Qualified Plan. “Publicly Traded Company” means an entity whose securities are listed on a recognized securities exchange or quoted on an automated quotation system in the U.S. or country other than a Non-Cooperative Jurisdiction or a wholly-owned subsidiary of such an entity. “Qualified Plan” means a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity.”

(i) A person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Asset Control from time to time;

(ii) A Foreign Shell Bank5; or

(iii) A person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction6.

The undersigned agrees to promptly notify the Investment Manager or the person appointed by the Investment Manager to administer the Company’s anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(z) The undersigned represents that (except as otherwise disclosed to the Investment Manager in writing):

(i) neither it, any Beneficial Interest Holder nor any Related Person (if the undersigned represents an entity) is a Senior Foreign Political Figure7, any member of a Senior Foreign Political Figure’s Immediate Family8 or any Close Associate9 of a Senior Foreign Political Figure;

[5]

A “Foreign Shell Bank” is a Foreign Bank without a Physical Presence in any country; does not include a Regulated Affiliate. A “Foreign Bank” is an organization that does not have a Physical Presence in any country and (a) is organized under the laws of a country outside the United States; (b) engages in the business of banking; (c) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (d) receives deposits to a substantial extent in the regular course of its business; and (e) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank. “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (a) employs one or more individuals on a full-time basis, (b) maintains operating records related to its banking activities and (c) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities. “Regulated Affiliate” means a Foreign Shell Bank that: (a) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (b) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

[6]

A “Non-Cooperative Jurisdiction” is any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. For FATF’s list of non-cooperative countries and territories, see http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/.

[7]

A “Senior Foreign Political Figure” is a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, a senior executive of a non-U.S. government-owned corporation or other persons entrusted with prominent public functions. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

[8]	With respect to a Senior Foreign Political Figure, “Immediate Family” typically includes the political figure’s parents, siblings, spouse, children and in-laws.
[9]

“Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure; includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

(ii) neither it, any Beneficial Interest Holder nor any Related Person (if the undersigned is an entity) is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns;10 and

(iii) its subscription funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(aa) The undersigned acknowledges and agrees that amounts paid to the undersigned will be paid to the same account from which its subscription funds were originally remitted, or, if the Investment Manager agrees, to another account in the name of the undersigned;

(bb) The undersigned understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Company. The undersigned’s investment is consistent with the investment purposes and objectives and cash flow requirements of the undersigned and will not adversely affect the undersigned’s overall need for diversification and liquidity. The undersigned hereby directs the Investment Manager to effect the foregoing; and

(cc) The undersigned agrees to provide the Company and/or the Investment Manager any additional tax information or documentation that the Company or the Investment Manager believes is required or will enable it, the Company or any affiliate of the foregoing to comply with or mitigate any of their respective tax reporting, tax withholding, and/or tax compliance obligations, or which may arise as a result of a change in law or in the interpretation thereof.

(dd) The undersigned (i) acknowledges that legislation has modified the Investment Company Act by allowing a BDC to increase the maximum amount of leverage it may incur, from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that the Investment Manager, as the Company’s sole initial member, has approved a proposal that allows the Company to reduce its asset coverage to 150%; (iii) consents to that reduced asset coverage as a holder of Shares effective immediately upon the receipt of those Shares; and (iv) agrees that the Company’s minimum permitted asset coverage ratio is 150% as permitted by such recent legislation.

[10]

The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issues advisoriesregarding countries of primary money laundering concern. FinCEN’s advisories are posted at http://www.fincen.gov/pub_main.html.

The foregoing representations and warranties and all information in this Subscription Agreement (including, without limitation, all attachments hereto) are true, correct, complete and accurate as of the date hereof and shall be true, correct, complete and accurate as of each Drawdown Date and shall survive the last such date. If any portion of any such representations and warranties or any other information in this Subscription Agreement (including, without limitation, all attachments hereto) shall not be true and accurate prior to any Drawdown Date (or, in the case of any tax representations and warranties or tax information, at any time), the undersigned shall give immediate notice of such fact to the Investment Manager by telecopy (facsimile) or email, specifying which representations and warranties or information or portions thereof are not true and accurate and the reasons therefor; provided, however, that under no circumstances whatsoever shall any such notice diminish or disparage in any way or to any degree whatsoever or result in the waiver of any rights the Investment Manager or the Company may have by virtue of the circumstances causing delivery of such notice.

10. Representations, Warranties and Covenants of the Company and the Investment Manager.

Each of the Company and the Investment Manager, as applicable, hereby represent, warrant and covenant to the Investor, as of the date hereof and as of the first Drawdown Date, as follows:

(a) At the Closing and on the first Drawdown Date, (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the Company has all requisite power and authority to sell Shares, as applicable, as provided herein; (iii) the sale of Shares does not violate or conflict with any provision document or instrument by which the Company is bound as of the Closing; (iv) the sale of Shares has been duly authorized by all necessary action on the Company’s behalf and, when issued and delivered to the Investor against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable; and (v) this Subscription Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company.

(b) The execution and delivery of this Subscription Agreement, the Investment Advisory Agreement between the Company and the Investment Manager (“Investment Advisory Agreement”) and the Administration Agreement between the Company and Investment Manager by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c) Each of the Company and the Investment Manager is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Investment Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or the Investment Manager or impair the Company’s or the Investment Manager’s ability to carry out its obligations under this Subscription Agreement or the Investment Advisory Agreement.

(d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company or the Investment Manager, threatened against the Company or the Investment Manager that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the Investment Manager, or the ability of the Company or the Investment Manager to perform its obligations under this Subscription Agreement, the Investment Advisory Agreement and the Administration Agreement.

(e) To the actual knowledge of the Company or the Investment Manager, none of the information concerning the Company or the Investment Manager, nor any statement, certification, representation or warranty made by the Company or the Investment Manager in this Subscription Agreement, Organizational Documents or Memorandum, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

(f) Each of the Company and the Investment Manager will have full power to conduct its business as described in the Memorandum.

(g) Each of the Company and the Investment Manager is empowered, authorized and qualified to enter into this Subscription Agreement, the Investment Advisory Agreement and the Administration Agreement, and the person signing this Subscription Agreement, the Investment Advisory Agreement and the Administration Agreement on behalf of the Company and the Investment Manager has been duly authorized to do so.

(h) Based upon the Investor’s representation that the Investor is an employee welfare benefit plan, the Investor shall not (i) be deemed to make any representations in the Subscription Agreement in respect of any Investor’s plan participants or beneficiaries (collectively, “Participants”) or (ii) be required or requested to provide any information pursuant to the Subscription Agreement to the Company or the Investment Manager with respect to the Participants or Committee members, except that the Investor agrees to use its good faith and reasonable efforts, consistent with its own legal obligations and internal policies, to provide information with respect to such Participants and Committee members to the Company, the Investment Manager or their respective affiliates if so required by law or regulation.

(i) In the event that the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company shall not provide exculpation to any person nor shall it indemnify any person to the extent such exculpation or indemnification would be prohibited by ERISA.

(j) If the level of participation in the Company by Plan Investors will not cause the assets of the Company to be treated as “plan assets” for purposes of ERISA or another exception to “plan assets” status under ERISA applies, the Investment Manager will provide the Investor with an annual certificate to that effect, including an annual venture capital operating company (“VCOC”) certificate. Furthermore, the Company will provide to the Investor an initial VCOC opinion.

(k) To provide the Investor with information concerning the Company reasonably necessary to satisfy the Investor’s annual reporting requirements under ERISA, the Investor, as an ERISA investor, may, without further notice to the Investment Manager, disclose confidential information about the Company, including but not limited to confidential information, to the extent legally necessary to satisfy the Investor’s annual Form 5500 reporting requirements under ERISA.

(l) In the event that the Investment Manager exercises its rights to require the Investor to withdraw or transfer its interest in the Company in order to avoid the assets of the Company being treated as “plan assets” for purposes of ERISA, the Investment Manager shall, to the extent applicable and practicable, act equally with respect to each similarly situated ERISA investor, pro rata according to each of their interest in the Company. In addition, to the extent practicable and consistent with federal securities laws, all investors will be provided with materially the same information about the Company or its investments.

(m) The Investment Manager agrees that, during any period in which the assets of the Company are treated as “plan assets” for purposes of ERISA, the Investment Manager shall use its commercially reasonable efforts to ensure that the Investment Manager (i) is registered as an investment adviser under the Investment Advisers Act of 1940 and (ii) is a “qualified professional asset manager” within the meaning of Part VI of Prohibited Transaction Class Exemption 84-14 (a “QPAM”). The Investment Manager further agrees that during any period in which the assets of the Company are treated as “plan assets” for purposes of ERISA (y) the Investment Manager is a fiduciary under ERISA and shall satisfy the requirements to be an “investment manager” (as that term is defined in section 3(38) of ERISA) with respect to the Investor; and (z) the Investment Manager shall comply with the fiduciary requirements of Part 4 of Title I of ERISA in the management of the Company, including, but not limited to, the indicia of ownership obligations set forth in section 404(b) of ERISA and the prohibited transaction provisions contained in section 406 of ERISA.

(n) For so long as no litigation has commenced between an Investor and the Company or the Investment Manager, the Company or the Investment Manager will provide an Investor with information requested by the Investor to facilitate such Investor’s ongoing operational due diligence including periodic review of portfolio companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Investment Manager. Notwithstanding the foregoing, (a) an Investor shall have no right to obtain any information relating to any other investor or the Company’s proposed investment activities; (b) information that may be subject to confidentiality agreement(s) with third parties which may preclude the Company and/or the Investment Manager’s ability to provide such information to an Investor and (c) the Company may keep confidential from an Investor, for such periods as the Investment Manager deems reasonable, any information that the Investment Manager reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company’s portfolio positions) the disclosure of which the Investment Manager in good faith believes is not in the Company’s best interests or could damage the Company or its business.

(o) Notwithstanding any provision in the Organizational Documents to the contrary, the Investment Manager agrees that the assets of the Company shall not be used to purchase insurance to insure any party indemnified by the Company pursuant to the terms of the Organizational Documents, against liability for any breach or alleged breach of such party’s responsibilities to the Company that would not otherwise be subject to indemnification by the Company.

(p) The Company shall not commence any investment activities until the Company’s Registration Statement on Form 10 shall have become effective under the 1934 Act.

(q) The Investment Manager agrees, except (i) as may be required by law, applicable regulation or order of a court or other regulatory authority, (ii) to the extent reasonably calculated to advance or protect the interests of the Company, or (iii) with the written consent of the Investor, none of the Company or the Investment Manager shall disclose, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to disclose, the participation in the Company by the Investor; provided however participation by the Initial Investors in the Company shall be disclosed to the extent required under the applicable federal law. None of the Company or the Investment Manager shall use, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to use, the name of the Investor in any promotion or advertising.

(r) The Company and Investment Manager agree to provide the Investor with certain observational rights (“Observational Rights”). Observational Rights shall entitle the Investor to observational rights with respect to all meetings of the board of directors of the Company and the right to review copies of all meeting materials.

11. Indemnification.

The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties made by the undersigned herein, and agrees to indemnify and hold harmless the Company, its respective affiliates and the Investment Manager and its partners and each officer, director, employee and agent of the Investment Manager or its general partner and any affiliates of the Investment Manager from and against any and all loss, damage, liability, cost or expense (including without limitation reasonable attorneys’ and accountants’ fees) which the Company or any of them may incur by reason of or in connection with any misrepresentation made by the undersigned or any breach of any representation or warranty of the undersigned contained in this Subscription Agreement or the accompanying Investor Questionnaire, or any failure by the undersigned to fulfill any of its covenants or agreements under this Subscription Agreement or the accompanying Investor Questionnaire. The obligation of the Investor to indemnify each indemnified party pursuant to this Section shall not exceed the amount of the Investor’s aggregate Commitment.

12. Transferability.

Each of the undersigned, the Company and the Investment Manager agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of Shares acquired pursuant hereto shall be made only in accordance with the Memorandum, this Subscription Agreement, and the Organizational Documents.

13. Revocation.

The undersigned agrees (i) not to cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder, and (ii) that this Subscription Agreement shall survive the death or disability of the undersigned, except as provided below in Section 14.

14. Termination of Agreement.

If this subscription is rejected by the Investment Manager, or if the representations and warranties of the undersigned are not true and accurate as of the first Drawdown Date, then, in any such event, this Subscription Agreement shall be null and void and of no further force and effect, and except as otherwise provided in Section 11 above, no party shall have any rights against any other party hereunder.

15. Governing Law; Arbitration; Jurisdiction.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Delaware. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware or New York.

16. OFAC Compliance.

Kayne Anderson Capital Advisors, L.P. is committed to complying with legal requirements designed to combat money laundering and terrorist financing. Kayne Anderson Capital Advisors, L.P. consults the list of Specially Designated Nationals and Blocker Persons compiled by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) to verify that no prospective client’s name appears on the list.

17. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by telecopy (facsimile) or telegram to the undersigned at the address set forth below and to Kayne DL 2021, Inc. c/o Kayne Anderson Capital Advisors, L.P., 811 Main Street, 14th Floor, Houston, TX 77002, Attention: Jarvis V. Hollingsworth, General Counsel, or at such other place as the Investment Manager may designate by written notice to the undersigned.

(b) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto;

(c) All references herein to the masculine shall include the feminine and the neuter, and vice versa, as shall be appropriate; and

18. Power of Attorney.

To the fullest extent permitted by applicable law, the Investor does hereby irrevocably constitute and appoint the officers of the Company with full power of substitution, acting jointly or severally, the true and lawful attorneys-in-fact and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the State of Delaware, the United States, the State of California, any other jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof or that the Company determines to be necessary or desirable, to effectuate, implement and continue the valid existence and investment and other activities of the Company, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

(a) any and all filings required to be made by the Investor under the 1934 Act with respect to any Shares that may be deemed to be beneficially owned by the Investor under the 1934 Act;

(b) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law and permit the Company to become or to continue as a business development company;

(c) all conveyances and other instruments necessary or appropriate to effect the dissolution and liquidation of the Company;

(d) all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Company;

(e) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Delaware and in all jurisdictions in which the Company conducts or plans to conduct business;

(f) all instruments that the Company determines to be appropriate in connection with any indebtedness incurred by the Company; and

(g) any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its sole discretion are necessary or desirable to effect the provisions of this Subscription Agreement and the purposes of the Company.

To the fullest extent permitted by applicable law, this power of attorney is irrevocable, is coupled with an interest and is given to secure the performance of obligations owed to the donee of the power hereunder and shall survive and not be affected by the death, dissolution, insolvency, bankruptcy, incapacity or disability of the Investor and shall extend to the Investor’s successors and assigns. To the fullest extent permitted by applicable law, any attempted revocation by an Investor of any power of attorney granted under this Subscription Agreement shall constitute a default by such Investor hereunder, and the Company shall be entitled to any right or remedy provided by law or equity in respect of such default, including the recovery from such Investor of all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company as a result of such default, and the institution of an action for specific performance of such Purchaser’s obligations hereunder (it being understood that a remedy at law may be inadequate in respect of such default). To the fullest extent permitted by applicable law, this power of attorney may be exercised by such attorney-in-fact and agent for all Investors (or any of them) by a single signature of any officer of the Company acting as attorney-in-fact with or without listing all of the Investors executing an instrument. Any person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized and binding, without further inquiry. If required, the Investor shall execute and deliver to the Company, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the Company shall determine to be necessary for the purposes hereof consistent with the provisions of this agreement. To the fullest extent permitted by applicable law, the Purchaser hereby waives any and all defenses that may be available to contest, negate or disaffirm the actions of the Company taken in good faith under this power of attorney.

The Investment Manager confirms that the power of attorney rights granted to the Company are intended to be ministerial in scope and are not intended to be a general grant of power to independently exercise discretionary judgment on behalf of the Investor. The Investment Manager further agrees that any exercise of any “power of attorney” by the Company which contravenes any federal, state, or local law or any policy to which the Investor is or may become subject is not authorized by the Investor and no such exercise shall be deemed valid.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____________ day of _____________________, 20___.

(Signature of Subscriber)	(Signature of Subscriber)

(Printed Name of Subscriber)	(Printed Name of Subscriber)

(Signature of Subscriber)	(Signature of Subscriber)

(Printed Name of Subscriber)	(Printed Name of Subscriber)

Account Name: ______________________________________________________________________________

If the Purchaser is an individual retirement account, Keogh Plan or other self-directed plan, the custodian or trustee of the Purchaser must also execute this Subscription Agreement below:

(Signature of Custodian or Trustee)	(Date)

(SSN/EIN/ITIN of Custodian or Trustee)

(Printed Name of Custodian or Trustee)

ACCEPTED:

KAYNE DL 2021, INC.

BY: James C. Baker

BY:

Name: James C. Baker
Title: President

ACCEPTED:

KA Credit Advisors II, LLC

BY:	Kayne Anderson Capital Advisors, L.P., its member

BY:
Name: Jarvis V. Hollingsworth
Title: Authorized Signatory

ATTACHMENT I

Account Information

1. Account Name. Please print account name exactly as you want the legal title to be recorded. If you are a trust or other entity, please include the full name.

2. Commitment Amount: $__________________________

3. Investor Form (check any and all boxes that describe the beneficial owner(s) for whose account an interest is being acquired):

☐	Individual	☐	Benefit Plan Investor (check one)
☐	Joint Tenancy/ Tenancy in Common		☐ ERISA Title I Plan
☐	LLC (Taxed as Corporation)		☐ IRA / KEOGH Section 4975 Plan
☐	LLC (Taxed as Partnership)		Custodian Name: _____________
☐	LLC (Single Member)		Account Number: _____________
	Beneficial Owner Name: _____________		☐ Plan Assets Entity—ERISA 3(42)
	Beneficial Owner Tax ID: _____________	☐	Estate
☐	LLP	☐	Corporation
☐	Limited Partnership	☐	S-Corporation
☐	Charitable Trust	☐	Governmental Benefit Plan
☐	Grantor Trust
☐ Trust (Other: ____________)
☐	Exempt Organization

4. Information About Actual Ownership of Shares and Common Beneficial Ownership with Other Investors:

(a) Is the undersigned subscribing for Shares as agent, custodian, nominee, trustee, partner or otherwise on behalf of, for the account of, or jointly with any other person or entity?

☐  YES    ☐  NO

The undersigned should complete all questions below with reference to the beneficial owner for whom the undersigned is subscribing. You must answer questions 4(b) through 4(e) below regardless of your answer to 4(a).

(b) Will any other person or persons have a beneficial interest in the Shares acquired or a right to receive payments through contract or otherwise relating to the increase or decrease in value of Shares (other than as a shareholder, partner or other beneficial owner of equity interests in the undersigned)?

☐  YES    ☐  NO

(c) Does the undersigned control, or is the undersigned controlled by or under common control with, any other existing or prospective investor in the Company?

☐ YES    ☐ NO

(d) Does the undersigned have any Affiliated Investors11 in the Company?

☐ YES    ☐ NO

(e) Has the undersigned agreed to act together with any other person for the purpose of acquiring, holding, voting or disposing of Shares?

☐ YES    ☐ NO

Note: If any of the above questions under this Question 4 were answered “Yes,” please provide identifying information or contact the Investment Manager.

5. Accredited Investor. The undersigned hereby represents and warrants to the Investment Manager, and the Company that the undersigned is an Accredited Investor within the meaning of Regulation D, and is included within the Accredited Investor category or categories checked below (see Section 7 of the Subscription Agreement for category descriptions):

(1) ☐	(2) ☐	(3) ☐	(4) ☐	(5) ☐	(6) ☐	(7) ☐	(8) ☐
(9) ☐	(10) ☐	(11) ☐	(12) ☐	(13) ☐

6. Qualified Purchaser.

(a) The undersigned hereby represents and warrants to the General Partner and the Partnership that the undersigned is a Qualified Purchaser within the meaning of Section 2(a)(51) of the Investment Company Act and is included within the Qualified Purchaser category or categories checked below (see Section 8 of the Subscription Agreement for category descriptions):

(1) ☐ (2) ☐ (3) ☐ (4) ☐ (5) ☐

(b) Is the undersigned a private investment company that is not registered under the Investment Company Act in reliance on Sections 3(c)(1) or 3(c)(7) thereof?

☐ YES    ☐ NO

[11]

“Affiliated Investor” means any investor who would be deemed to be a Controlling Person with respect to Shares held by the undersigned or who would have an indirect Controlling Person in common. A “Controlling Person” with respect to a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares, or is deemed to have or share, (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security and any person that has the right to become a Controlling Person as described in (i) or (ii) within 60 days, including through the exercise of an option, the termination of a contract or otherwise.

(c) If question (b) was answered “Yes,” was the undersigned formed on or before April 30, 1996?

☐ YES    ☐ NO

(d) If question (c) was answered “Yes,” has the undersigned obtained consent of its indirect and direct beneficial owners to be treated as a “qualified purchaser” as provided in Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations thereunder?

☐ YES    ☐ NO

(e) The undersigned agrees to provide, if requested by the Investment Manager, audited financial statements, brokerage account statements or other appropriate information and certifications to verify the accuracy of the representation made in subparagraph (a) above.

7. Entities.

(a) If the undersigned is an entity, the undersigned hereby represents and warrants as follows (check the appropriate response to each of the following statements):

☐ True / ☐ False	The undersigned is excepted from the definition of “investment company” by virtue of either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

☐ True / ☐ False	The undersigned has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the undersigned has and will share in the same proportion to each such investment.

☐ True / ☐ False	The undersigned’s investment in the Company will not constitute more than 40% of the value of the assets of the undersigned (exclusive of government securities and cash items) on an unconsolidated basis.

☐ True / ☐ False	The governing documents of the undersigned require that each of its beneficial owners participates in all of its investments and that the profits and losses from such investments are shared among such beneficial owners in the same proportions as all other investments of the undersigned.

☐ True / ☐ False	Shareholders, partners or other holders of equity or beneficial interests in the undersigned have been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the undersigned’s investment in the Company.

(b) Jurisdiction of Organization (Country):

(c) Year of Organization:

(d) Principal place of business (City, State):

If the undersigned is an entity, set forth the names and addresses of the shareholders, members or partners on Attachment II and provide the applicable documents required by Attachment V.

8. Government Entities. Is the undersigned a government entity or an officer, agent or employee thereof acting in his or her official capacity?

☐ YES    ☐ NO

Note: For the purposes of this question only, government entities include all state and local governments, their agencies and instrumentalities, and any investment programs, defined benefit plans as defined in Section 414(j) of the Code, state general funds, pools of assets or plans sponsored or established by state and local governments, including all public pension plans and any participant-directed plan or program of a government entity, such as ‘‘qualified tuition plans’’ authorized by Section 529 of the Code and retirement plans authorized by Section 403(b) or 457 of the Code.

9. Regulated Institutions.

(a) Is the undersigned a regulated institution that is subject to legal or regulatory restrictions or limitations on the nature of its investments (such as a bank or insurance company)?

☐ YES    ☐ NO

(b) If the answer is “Yes,” has the undersigned verified that the proposed subscription is in compliance with applicable laws and regulations?

☐ YES    ☐ NO

(c) Is the undersigned an insured depositary institution, as defined in the Federal Deposit Insurance Act or a company that controls directly or indirectly an insured depositary institution?

☐ YES    ☐ NO

(d) Is the undersigned treated as a bank holding company for the purposes of Section 8 of the International Banking Act of 1978?

☐ YES    ☐ NO

(e) Is the undersigned a direct or indirect subsidiary or affiliate of an entity described in (c) or (d) above?

☐ YES    ☐ NO

10. Category of Investor (check one box that best describes the beneficial owner(s) for whose account Shares are being acquired):

☐ Individual that is a US Person12 (or a trust of such person)

☐ Individual that is not a US Person (or a trust of such person)

☐ Broker-dealer

☐ Non-profit

☐ Private Fund13

☐ Banking or Thrift Institution (Proprietary)

☐ Insurance Company

☐ Investment Company Registered with the SEC

☐ Non-governmental Pension Plan

☐ ERISA Title I Plan

☐ IRA / KEOGH Section 4975 Plan

☐ Plan Assets Entity—ERISA 3(42)

☐ State or Municipal Governmental Pension Plans

☐ State or Municipal Government14 Entities (Excluding Governmental Pension Plans)

☐ Sovereign Wealth Fund or Foreign Financial Institution

☐ Other ________________________________

11. Tax Status.

(a) U.S. Taxpayer Identification Number

SSN/EIN/ITIN: __________________

Please state your state of residence for tax purposes:

_________________________________________

[12]

A “US Person” for purposes of this question 10 only has the meaning in Rule 203(m)-1 under the Investment Advisers Act of 1940, as amended, and includes any natural person that is resident in the United States of America (including its territories or possessions).

[13]	A “private fund” means an issuer that would be an “investment company” (as defined by Section 3 of the Investment Company Act of 1940, as amended) but for Section 3(c)(1) or 3(c)(7) thereof.
[14]

“Government entity” means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity.

Indicate the annual date on which your taxable year ends for U.S. federal income tax reporting or information return filing purposes:

_________________

To the extent the undersigned is an individual, are you a United States citizen or otherwise a tax resident of the United States?

☐ YES    ☐ NO    ☐ N/A

If you are subscribing jointly with another person (e.g., joint tenancy, tenancy in common, or purchase jointly with spouse), is such other person a United States citizen or otherwise a tax resident of the United States?

☐ YES    ☐ NO    ☐ N/A

(b) Other Tax Information

(1) Please indicate whether, for U.S. federal income tax purposes, you file now or have ever filed a tax or information return, as a “partnership” (including a limited liability company treated as such), as a “grantor” trust or as an “S corporation” under Sections 1361 1379 of the Code?

☐ YES    ☐ NO    ☐ N/A

If “Yes,” please indicate:

(i) whether more than 50 percent of the value of the ownership interest of any of your beneficial owners is (or may at any time during the term of the Company be) attributable to your (direct or indirect) interest in the Company?

☐ YES    ☐ NO

(2) To the extent the undersigned is an entity, does the entity have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?

☐ YES    ☐ NO    ☐ N/A

If “Yes,” has the undersigned elected to become, or is it deemed to be, an entity that is disregarded from its owner for U.S. federal income tax purposes?

☐ YES    ☐ NO    ☐ N/A

(3) Is the undersigned exempt from U.S. federal income tax (e.g., a qualified employee benefit plan or trust, retirement account, charitable remainder trust, or a charitable foundation or other tax-exempt organization described in Section 501(c)(3) of the Code)?

☐ YES    ☐ NO

If “Yes,” is the Subscriber subject to taxation on “unrelated business taxable income” under Sections 511-514 of the Code?

☐ YES    ☐ NO

(c) ERISA Information

(1) Please indicate whether or not the subscriber is (1) a Plan, (2) a Plan Asset Entity, or (3) an entity that otherwise constitutes a “benefit plan investor” within the meaning of any Department of Labor regulation promulgated under Section 3(42) of ERISA.

☐ YES    ☐ NO If no, please skip the following and go to Question 12 – FOIA or Similar Law.

(2) Is the subscriber a Plan that is both involuntary and non-contributory?

☐ YES    ☐ NO

(3) Have beneficiaries of the Plan been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Plan’s investment in the Company (i.e., have beneficiaries of the Plan been permitted to determine whether their capital will form part of the specific capital invested by the Plan in the Company)?

☐ YES    ☐ NO

(4) Is the subscriber either (i) an insurance company general account the underlying assets of which include “plan assets” for purposes of ERISA or (ii) a Plan Asset Entity?

☐ YES    ☐ NO

If “Yes”, the maximum percentage of the Investor constituting “plan assets” will be _____%.

(Note that the subscriber has an obligation under the Subscription Agreement to promptly notify the Company if this percentage is exceeded in any calendar month.)

12. FOIA or Similar Law. Is the undersigned subject to the Freedom of Information Act (5 U.S.C. Section 552), or any similar open public records laws of any state, municipality or foreign government that could result in the disclosure of confidential information relating to the Investment Manager, the Company or any of its investments?

☐ YES    ☐ NO

If the answer is “Yes,” please provide a citation to the relevant law.

______________________________________________________

13. Source of Funds. Please identify the source of funds to be invested:

☐	Business Income	☐	Gift
☐	Employment	☐	Inherited
☐	Investments	☐	Other Investors
☐	Other: ________________________________________________

14. Line of Business. Provide a brief description of your occupation or line of business:

___________________________________________________________________

15. Kayne Anderson representative:

___________________________

16.	Primary Account Owner:

Contact Person:

Mailing Address:

Permanent Address (if not different from above, write “N/A”):

Home Telephone:

Work Telephone:

Mobile Telephone:

Facsimile:

Email Address:

If Applicable,

Principal Place of

Business:

Personal (Optional):

Birth Date:

Marital Status:

Children:

The undersigned acknowledges and agrees that all statements, reports, forms and notices will be sent via electronic delivery (generally through Kayne Anderson’s online Investor Portal), unless client specifically directs otherwise in writing.

17. Wiring Instructions for Distributions.

Would you like your distributions to be sent to one of Kayne Anderson’s funds?

☐ YES

If yes, please state the Fund name here ___________________.

☐ NO

If no, please provide wiring instructions below for distributions from fund investments:

Bank Name:

Bank ABA:

Account Name:

Account Number:

For Further Credit Account Name:

For Further Credit Account Number:

Reference:

If International wire, continue below

Beneficiary Address:

Bank SWIFT:

Beneficiary Bank Account Number:

Intermediary Bank Account Number:

Intermediary Bank Name:

Intermediary Bank ABA:

Intermediary Bank SWIFT:

Additional Info (i.e. IBAN, BSB, etc):

18. Advisory Firm. If referred by an outside investment advisory or similar firm, please complete the following:

Advisory Firm Name:

Contact Person:

Work Telephone:

Facsimile:

Email Address:

Please indicate what you would like us to provide to the firm identified above:

☐	All Below

☐	Quarterly Reporting (Fund Letter, Unaudited & Audited Financials)

☐	Account Statements

☐	Tax Documents

☐	Capital Calls & Distribution Notices (if applicable)

☐	Signed Subscription Documents

I authorize you to take instructions from representatives of such investment advisory firm with respect to the delivery account related statements and communications, withdrawals, contributions or transfer instructions. _____ (initial)

19. Additional Documentation. If you would like your information shared with your accountant, legal counsel or other professional advisor (in addition to the advisor in Item 18, if any), please complete the following:

Additional Professional 1:

Name:

Professional Role:

Work Telephone:

Facsimile:

Email Address:

Please indicate what you would like us to provide to the Additional Professional 1 identified above:

☐	All Below

☐	Quarterly Reporting (Fund Letter, Unaudited & Audited Financials)

☐	Account Statements

☐	Tax Documents

☐	Capital Calls & Distribution Notices (if applicable)

☐	Signed Subscription Documents

Additional Professional 2:

Name:

Professional Role:

Work Telephone:

Facsimile:

Email Address:

Please indicate what you would like us to provide to the Additional Professional 2 identified above:

☐	All Below

☐	Quarterly Reporting (Fund Letter, Unaudited & Audited Financials)

☐	Account Statements

☐	Tax Documents

☐	Capital Calls & Distribution Notices (if applicable)

☐	Signed Subscription Documents

20. Certain Occupations / Lines of Business. If you are any of the following, please identify your occupation or line(s) of business, as applicable, below.

•

A FINRA member firm or other broker/dealer, or an employee or immediate family member (parent, spouse, sibling, in-law, child or other dependent) of an employee of FINRA member firm or other broker/dealer.

•	A fiduciary (e.g., an attorney or accountant) to a firm in the business of underwriting securities offerings.

•

A senior officer or employee of the securities department of an institutional investor (e.g., a bank, savings and loan, insurance company, investment company, or investment adviser) or otherwise in a position to influence purchases and sales of securities by an institutional investor.

•	A bank, trust company or other conduit for an undisclosed principal.

•	An investment partnership or corporation.

If yes, please describe your occupation or line(s) of business:

_______________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

21. Receipt of Documents. I acknowledge that, as a subscriber to Kayne DL 2021, Inc., I have received copies of the following:

•	Form ADV, Part 2 of KA Credit Advisors II, LLC

•	Registration Statement on Form 10

•	Bylaws

•	Subscription Booklet

(Signature of Subscriber)	(Signature of Subscriber)

(Printed Name of Subscriber)	(Printed Name of Subscriber)

(Signature of Subscriber)	(Signature of Subscriber)

(Printed Name of Subscriber)	(Printed Name of Subscriber)

ATTACHMENT II

Names and Addresses of Shareholders, Partners or Members

If the undersigned is an entity, please list the names and addresses of the shareholders, members or partners below, together with the Accredited Investor category (see Section 7 of the Subscription Agreement for category descriptions) or Qualified Purchaser category (see Section 8 of the Subscription Agreement for category descriptions) of each such shareholder, member or partner, as applicable.

Name	Address	Accredited Investor Category	Qualified Purchaser Category

II-1

ATTACHMENT III

IRS FORMS

Anyone purchasing Unites of the Company is required to submit appropriate tax certifications under penalties of perjury. With respect to subscribers/investors purchasing Shares as either joint tenants with right of survivorship or tenants-in-common, please note that each individual must sign and complete the appropriate IRS Form(s). Subscribers/investors who are grantors of a “grantor trust,” and “grantor trusts” with multiple grantors, must provide an IRS Form for each grantor.

Please carefully review the instructions accompanying the IRS Form(s) that the subscriber is completing. The Company will not consider an IRS Form complete unless the subscriber has submitted all statements, certifications or other documents required by the applicable IRS Form(s). Please note that subscribers may be required to provide updated tax forms (and certain other information from time to time, including, without limitation, new or revised forms that may be published after the date hereof pursuant to FATCA).

The most current version of IRS Form W-9 is attached. The most current versions of the relevant IRS W-8 Forms and their instructions are located at the IRS website at www.irs.gov, and are listed below. Subscribers should contact their own tax advisors on how to complete such forms and any attachments.

IRS Form W-8BEN-E and its Instructions:

https://www.irs.gov/pub/irs-pdf/fw8bene.pdf

https://www.irs.gov/pub/irs-pdf/iw8bene.pdf

IRS Form W-8BEN and its Instructions:

https://www.irs.gov/pub/irs-pdf/fw8ben.pdf

https://www.irs.gov/pub/irs-pdf/iw8ben.pdf

IRS Form W-8ECI and its Instructions:

https://www.irs.gov/pub/irs-pdf/fw8eci.pdf

https://www.irs.gov/pub/irs-pdf/iw8eci.pdf

IRS Form W-8EXP and its Instructions:

https://www.irs.gov/pub/irs-pdf/fw8exp.pdf

https://www.irs.gov/pub/irs-pdf/iw8exp.pdf

IRS Form W-8IMY and its Instructions:

https://www.irs.gov/pub/irs-pdf/fw8imy.pdf

https://www.irs.gov/pub/irs-pdf/iw8imy.pdf

Investment Number:
Capital Call From:
Distribution To:

III-1

ATTACHMENT IV

1. Additional Documentation. If you would like your information shared with your additional contacts (in addition to the contacts in Item 18 and item 19, if any), please complete the following:

Additional Contact 1:

Name:

Contact Role:	☐ Primary ☐ Advisor ☐ Additional Professional

Work Telephone:

Facsimile:

Email Address:

Please indicate what you would like us to provide to the Additional Contact 1 identified above:

☐	All Below

☐	Quarterly Reporting (Fund Letter, Unaudited & Audited Financials)

☐	Account Statements

☐	Tax Documents

☐	Capital Calls & Distribution Notices (if applicable)

☐	Signed Subscription Documents

Additional Contact 2:

Name:

Contact Role:	☐ Primary ☐ Advisor ☐ Additional Professional

Work Telephone:

Facsimile:

Email Address:

Please indicate what you would like us to provide to the Additional Contact 2 identified above:

☐	All Below

☐	Quarterly Reporting (Fund Letter, Unaudited & Audited Financials)

☐	Account Statements

☐	Tax Documents

☐	Capital Calls & Distribution Notices (if applicable)

☐	Signed Subscription Document

IV-1

ATTACHMENT V

REQUIRED DOCUMENTS

Type of Account	Document Required
Individual	• Valid Driver’s License or • Valid Passport

IRA or Roth IRA	• Valid Driver’s License or • Valid Passport

Deceased IRA / Deceased Roth IRA	• Death Certificate

Trust

•  Fully executed Certificate of Trust Authority1 and

•  All signature pages of the Trust Agreement[2] and

•  Proof of Entity

Note: If the Certificate of Trust Authority is not available, then entire Trust Document is required

Corporation

•  Corporate Authority Certificate and

•  Proof of Entity and Articles of Incorporation and

•  Identification for all individuals and/or entities who hold 10% or more ownership units in the entity (reference list above for requirements for an individual) and

•  Register of Directors and Identification of two Directors of the entity (reference list above for requirements for an individual).

General Partnership (GP) Limited Partnership (LP) Limited Liability Partnership (LLP)

•  Partnership Authority Certificate and

•  Proof of Entity[3] and

•  Entire Partnership Agreement and

•  Identification for all individuals and/or entities who hold 10% or more ownership units in the partnership (reference list above for requirements for an individual) and

•  Identification of the managing member and two Directors of the General Partner for the partnership (reference list above for requirements for an individual).

Limited Liability Company (LLC)

•  Limited Liability Company Authority Certificate and

•  Proof of Entity[3] and

•  Entire LLC Operating Agreement and

•  Identification for all individuals and/or entities who hold 10% or more ownership units in the entity (reference list above for requirements for an individual) and

•  Register of Directors and

•  Identification of two Directors of the entity (reference list above for requirements for an individual).

Public Pension Plan	• Plan Agreement and • Trust (if applicable) and • Signatory Authority Certificate and • Proof of Entity

Educational Institution or Non-Profit Organization (e.g., Foundation)	• Corporate Authority Certificate • Trust Agreement (if applicable)

Estate	• Court Appointment of Executor(s)

V-1

Tenancy in Common	• For each individual, Valid Driver’s License or Passport

Joint Tenant	• For each individual, Valid Driver’s License or Passport

Money Purchase Plan Profit Sharing Plan	• Signature Authority Certificate and • Proof of Entity[3] and • Entire Plan Document with Adoption Agreement and • Trust Agreement (if applicable)

Sole Proprietorship	• Sole Proprietorship Certification and • DBA (Doing Business As) Certificate

Investment Club	• Club Account Agreement

Association or Other Non-Corporate Organization	• Association OR Other Non-Corporate Authority Certificate

All Accounts (only upon request)

•  The Investment Manager may request, in order to verify the signature(s) on the subscription agreement, as well as the authority for all future requests relating to the investment, a list of authorized signatories (with sample signatures).

•  The Investment Manager may request, in order to verify the investor’s residential/business address or permanent address specified in the subscription agreement, as applicable, a copy of a recent document (no older than 3 months) that includes both the name and address of the investor and is issued by an independent third party.

[1]

All trustees must sign the Certificate of Trust Authority. If a Corporation is identified as the Trustee, then additional organizational documents listing the authorized signatories, their specimen signatures and the number of required signors must be provided.

[2]

If current Trustee(s) are different than those set forth on the original Trust title page, then those pages of the Trust indicating the appointment of the current Trustee(s) and, if it is a Testamentary Trust, the first and second signature pages and those pages of the Will creating the Trust and appointing the Trustees must be provided.

[3]	Formation document from the Secretary of State.

V-2

CERTIFICATE OF TRUST AUTHORITY

The undersigned, trustees of the

[Specify Names of trust]

Certify or certifies as follows:

1.	Creation of Trust. The Trust was created ______________________________________________________________________________

[Specify Date]

By _________________________________________________

[Specify Names of all Settlor(s)]

As settlor(s), under a declaration of trust or trust agreement executed on that date.

2.	Trustees. All the currently acting trustees of the trust is or are

[Specify Name(s)]

3.	Revocability of Trust. The Trust

☐	is revocable

☐	is not revocable

The person(s) holding the power to revoke the trust is/are or are the settlers,

[Specify Name(s) of all Trustees now Acting]

4.

Powers of Trustee. The attached pages are photocopies of certain pages of the Trust containing the designation of Trustee and the powers of the Trustee. (The dispositive provisions have been intentionally omitted from this copy.)

5.	Successor Trustee. The attached pages are photocopies of certain pages of the Trust containing the designation of the Successor Trustee(s).

6.	Manner in Which Title to Assets Should Be Taken. Title to trust assets should be taken in the following form:

[Specify, for example “Mr. Smith and Mrs. Smith, Trustees, of the Smith Family Revocable Trust”]

7.

No Revocations, Modifications, or Amendments. The trust has not been revoked, modified, or amended in any manner that would cause the representations contained in its certification of trust to be incorrect.

8.	Signed by All Currently Acting Trustees. This certification is being signed by all of the currently acting trustees of the trust

9.	Accuracy. This certification of trust is a true and accurate statement of the matters referred to herein.

Signature Authority. If there are two or more trustees named, please select one of the following:

☐	All of the trustees are required to sign in order to exercise the powers of the trustee under the trust.

☐	The signature of only one trustee is required to exercise the powers of the trustee under the trust.

I (We) declare under penalty of perjury that the foregoing is true and correct.

Date:

[Signature of Trustee]	[Signature of Co-Trustee]

[Specify Name]	[Specify Name]

[Signature of Co-Trustee]

[Signature Name]

ATTACHMENT VI – PRIVACY NOTICE

Privacy Notice

This Privacy Notice (“Notice”) provides information about the data that is collected, processed, used, transmitted and stored by Kayne Anderson Capital Advisors, L.P. and its affiliates (collectively “we,” “Kayne Anderson” or the “Firm”), and Kayne Anderson’s commitment to appropriately using and protecting the data collected.

Generally speaking, Kayne Anderson collects data about you from the following sources:

•	Information we receive about you on applications or other forms;

•	Information you provide to us orally;

•	Information we receive from a consumer reporting agency; and

•	Information about your transactions with us, our affiliates or others.

This Notice applies to both clients and employees of Kayne Anderson and our affiliates. When you use our services, you acknowledge that you have read and understand the contents of this Notice.

Why Does This Notice Exist?

This Notice ensures that Kayne Anderson:

•	Complies with data privacy laws and follows industry accepted practices;

•	Protects the rights of its clients, employees, and partners; and

•	Is open about how the Firm stores and processes personal data.

Defining Personal Information

Various laws and regulations use different terms and definitions for information about individuals that is personal and should be protected. Some laws and regulations consider only very limited types of information to be protected and private. Others include much broader categories.

At Kayne Anderson, we have chosen to adopt the broader approach to what information must be protected and kept private. In this notice, “Personal Information” (or “PI”) refers to data that could be used, alone or in combination with other data, to identify you as an individual. It can include name, physical address, email address, IP address, date of birth, social security number, passwords, credit card or other financial or payment information, and more.

What Personal Information Do We Collect?

Kayne Anderson does not collect more information than is needed to conduct its business and satisfy any associated regulatory requirements. The following are examples of the types of personal information that we may collect:

•	Name, address, phone number and email address;

•	Age, date of birth, occupation and marital status;

•	Photo identification including driver’s license or ID card and passport numbers;

•	Personal identifier, depending on your country of residence, such as your Social Security Number; and

•

Financial information, including investment experience and objectives, account balances and assets, risk tolerance and, in certain jurisdictions, representations required under applicable law or regulation concerning your financial resources.

How Do We Collect Information?

Kayne Anderson collects information from you during the onboarding process. When Kayne collects data from you directly, we will provide Kayne Anderson’s contact information and Kayne Anderson’s purpose for collecting and processing the data. Kayne Anderson may also obtain information about you from other sources (e.g. consultants, financial advisory firms, or public registers for background searches).

Do We Need Consent to Collect Your Data?

By providing your data, you consent to its collection, processing, use, transfer and storage. Your consent can be withdrawn at any time by providing adequate notice (see below) to Kayne Anderson. However, withdrawing your consent may impact your ability to invest in our funds.

It is in your sole discretion to provide Personal Information to us. If you do not provide us with all or some of the PI we request, we may not be able to accept an engagement from you, to provide all or some of our services, to enter into a contract with you or to send you information about us (e.g. marketing materials).

How Do We Use Personal Information?

We use your personal information for a variety of business purposes, including but not limited to, the following:

•	For our everyday business purposes to administer, facilitate and manage your relationship and/or account(s) with Kayne Anderson.

•	To contact you or your designated representative(s) in connection with your relationship and/or account;

•	To monitor and audit compliance with our internal policies and procedures; and

•	To comply with and enforce applicable legal and regulatory requirements.

If your relationship with Kayne Anderson ends, we will continue to treat your personal information, to the extent we retain it, as described in this Notice.

Lawful Basis for Processing

There is a need to process personal information for the purposes set out in this Privacy Notice as a matter of contractual necessity under or in connection with the applicable agreement, and in the legitimate interests of Kayne Anderson to operate their respective businesses. From time to time, Kayne Anderson may need to process the personal information on other legal bases, including to comply with a legal obligation, or if it is necessary to protect the vital interests of an investor or other data subjects. For the purposes listed above, Kayne Anderson is relying on performance of a contract necessity and legitimate interests.

With Whom Do We Share Personal Information?

Privacy is an integral part of the Firm. We do not disclose your personal information to third parties, except as described in this Notice, and never for compensation. Additionally, we will not share your personal information with third parties without your specific consent or unless Kayne Anderson is required or permitted to by law (such as Regulation S-P) and/or government authorities.

Examples of third parties with whom we may share your personal information include, but are not limited to:

•

Authorized service providers who perform services to facilitate your transactions with Kayne Anderson, such as administrators, accountants, auditors, attorneys, tax advisors, payroll agents, insurance brokers, entities assessing our compliance with industry standards, brokers or custodians, payment processing, printing and mailing companies, email delivery, and other similar services;

•

A third party in the event of any contemplated or actual re-organization, merger, sale, joint venture, assignment, transfer, or other disposition of all or any portion of our business, assets, or stocks; and

•	Government authorities in order to comply with appropriate laws and/or requests.

Third parties that we share personal information with are required to maintain the confidentiality of such information and are prohibited from using your personal information for purposes other than those that were specified upon receipt of your data. We enter into contractual agreements with all nonaffiliated third parties that prohibit such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information.

We will not sell your personal information. If we share your personal information with third parties performing services for us, or acting on our behalf, we will not allow them to use your information for other purposes, and we will contractually require them to protect your information.

What Security Measures Do We Have?

Kayne Anderson restricts access to personal information about you to those employees who need to know that information to provide financial products or services to you. Kayne Anderson has physical, electronic and administrative safeguards in place to help protect data from loss, misuse, unauthorized access, disclosure, alteration, and destruction.

Some features of our information security program are:

•	A dedicated group of information security personnel that design, implement and monitor our information security program;

•	The use of firewalls and other specialized technology;

•	Continuous monitoring of our information and technology systems infrastructure to detect weaknesses and potential intrusions;

•	A combination of internal and external reviews of our Internet sites and services;

•	Implementing controls to identify, authenticate and authorize access to various systems or sites; and

•	Providing Kayne Anderson personnel with relevant training and continually updating our security practices in light of new risks and developments in technology.

Please contact us for a copy of Kayne Anderson’s policies for more information on the Firm’s information security practices and procedures.

How Long Do We Retain Personal Information?

We will retain your personal information for the period necessary to fulfill our services and the purposes outlined in this Notice unless a longer retention period is required by law. To determine the appropriate retention period for PI, Kayne Anderson will consider the amount, nature, and sensitivity of the PI, the potential risk of harm from unauthorized use or disclosure of PI, the purposes for which we process the PI and whether we can achieve those purposes through other means, and the applicable legal requirements.

Upon expiry of the applicable retention period Kayne Anderson should take reasonable efforts to securely destroy PI in accordance with applicable laws and regulations.

How Can You Manage Your Personal Information?

If you would like to request, delete, or update the personal information that you provided us, or exercise any of your data protection rights you may contact us using the contact information below. For your protection, we will need to verify your identity prior to complying with your request. Kayne Anderson does not charge for this service.

Kayne Anderson will make a good faith effort to process your request without undue delay and within the timeframe provided by applicable law. You are also entitled to have Kayne Anderson modify or delete any information that you believe is incorrect or out of date. Kayne Anderson reserves the right to limit or deny access to personal information where providing such information would be unreasonably burdensome or expensive or as otherwise permissible under relevant laws. If Kayne Anderson determines that access cannot be provided in any particular instance, Kayne Anderson will provide the individual requesting access with an explanation of why it has made that determination and a contact point for any further inquiries.

Is My Personal Information Transferred Outside of the European Union or European Economic Area?

Information collected by Kayne Anderson is transferred outside of the European Union (EU) or European Economic Area (EEA) to Kayne Anderson servers in the United States. The General Data Protection Regulation (GDPR) was adopted by the EU to protect the privacy of such personal information for all EU individuals.

With respect to the collection, holding, storage, use, and processing of your personal information, Kayne Anderson will:

•	Process the data lawfully, fairly and in a transparent way;

•	Obtain the information only for valid business purposes and not use it in any way that is incompatible with those purposes;

•	Collect only information that will be relevant to the purposes we have told you about and limited only to those purposes;

•	Take reasonable steps to ensure that the information is accurate and kept up to date;

•	Maintain the data only as long as necessary, subject to applicable legal or other requirements; and

•	Use appropriate technical and administrative measures to ensure appropriate security of the data.

Where your personal information is processed by third parties outside the EU, we will ensure appropriate safeguards are in place to adequately protect it, as required by applicable law.

What Rights Do EU and EEA Clients Have?

Under the GDPR, clients domiciled in the EU or EEA have certain rights with respect to their personal information. In particular, you may have the right to:

•	Request access to your personal information;

•	Ask to have inaccurate data amended;

•	Ask to have your personal information deleted;

•	Withdraw your consent to the processing of your personal information;

•	Request the prevention or restriction of processing of your personal information for any purpose; and

•	Request transfer of personal information to a third party when feasible.

You have the right to receive your personal data that you provided to us in a structured, commonly used and machine-readable format and have the right to transmit such data to another controller without hindrance from us.

Additionally, in the circumstances where you may have provided your consent to the collection, processing and transfer of your personal information for a specific purpose, you have the right to withdraw your consent for that specific processing at any time. Once we have received notification that you have withdrawn your consent, we will no longer process your information for the purpose or purposes you originally agreed to, unless required by law. EEA residents may also have the right to make a complaint at any time to the Information Commissioner’s Office (ICO), the UK supervisory authority for data protection issues or, as the case may be, other competent supervisory authority of an EU member state.

What Rights Do California Clients Have?

Under the CCPA, clients domiciled in California have certain rights with respect to their personal information. In particular, you may have the right to:

•

Request that we disclose, free of charge, the categories and specifics of the PI we collect about you as a California resident (and/or, if applicable, sell or otherwise disclose to a third party for business purposes). Currently, however, Kayne Anderson does not sell personal information.

•	Choose to opt-out of the sale of personal information. Currently, however, Kayne Anderson does not sell personal information.

•

Request that we delete the PI we have collected. Following our verification of the request, we will comply with the request and delete any or all of the PI in our possession that we collected from you and/or any or all such PI in the possession of our service providers, unless otherwise restricted by law or regulation. However, withdrawing your consent for us to collect, process, use, transfer and store your data may impact your ability to invest in our funds.

Non-Discrimination for Exercising Your CCPA Right

We follow the requirements of California Civil Code §1798.125, and will not discriminate against any consumer who exercises the rights under the CCPA. However, withdrawing your consent for us to collect, process, use, transfer and store your data may impact your ability to invest in our funds.

Automated Decision Making

We do not use computer algorithms to make automated decisions based on your personal information pursuant to the GDPR. We may process some of your personal information automatically, with the goal of assessing certain personal aspects (profiling), such as to comply with legal or regulatory obligations to combat money laundering, terrorism financing, and offenses that pose a danger to assets.

Where Can This Notice Be Accessed?

This Notice is accessible through our websites: http://kaynecapital.com/privacy-notice/ and http://kaynefunds.com/privacy/.

Do we use cookies on our public websites or our Investor Portal?

We use various technologies to collect other types of information, including PI, automatically on http://kaynecapital.com and http://kaynefunds.com. For example, in order to measure the usefulness and efficiency of our Sites, we automatically track certain information from all visitors to our Sites. The types of information we might track may include the Internet address that you just came from, which Internet address you go to, what browser you are using, your IP address, your internet service provider, date and timestamp information, or clickstream information.

Additionally, like most interactive web sites, we use “cookies” on certain pages of our Sites. “Cookies” are small data files that are stored on your hard drive that store certain information, including certain PI, accessible to our Sites. These technologies help us recognize you, customize your experience on the Sites and analyze your use of the Sites to make them more useful to you. By visiting our Sites, you agree to our use of cookies. For more details, please refer to our Cookie Policy.

You can refuse the use of cookies by selecting the appropriate browser setting. If you opt-out, please note that your experience using the Sites may not be optimal, and you may not be able to use certain features on our Sites. For information on how to remove or manage cookie functions and adjust your privacy and security preferences, access the “help” menu on your internet browser, or visit http://www.aboutcookies.org/how-to-control-cookies.

Contact Us

If you have questions, concerns, or suggestions related to our Notice or our privacy practices, contact the Investor Relations Team or Kayne’s Chief Compliance Officer, Michael O’Neil, at:

Kayne Anderson Capital Advisors, L.P.

811 Main Street, 14th Floor

Houston, TX 77002

Website: https://www.kaynefunds.com/ and https://kaynecapital.com/

Email Address: investorrelations@kaynecapital.com

Toll Free Phone Number: 800-638-1496

Changes to this Privacy Notice

We reserve the right to update this Notice at any time to reflect changes in our policies concerning the collection and use of personal information. The revised Notice will be effective immediately upon posting to our web site. As required by regulations, Kayne Anderson will provide to its clients annually a statement regarding their rights to privacy.

This Privacy Notice was last revised and posted on February 6, 2020.